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                                                                   EXHIBIT 10.27

                             GADZOOX NETWORKS, INC.

                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (the "AGREEMENT") is made and entered into effective as of February 20, 2001 (the "EFFECTIVE DATE"), by and between Kristin Ann Strout (the "EMPLOYEE") and Gadzoox Networks, Inc., a Delaware corporation (the "COMPANY").

                                 R E C I T A L S

         A. The Board of Directors of the Company (the "BOARD") expects that the Company may from time to time consider the possibility of an acquisition of the Company by another company or other Change of Control of the Company. The Board recognizes that such considerations can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

         B. The Board believes that it is in the best interests of the Company and for the benefit of its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control.

         C. Certain capitalized terms used in the Agreement are defined in
SECTION 7 below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Company, the parties agree as follows:

         1. EMPLOYMENT.

            (a) Position. The Company has and continues to employ the Employee in the position of Vice President, Human Resources with such duties, responsibilities and compensation as are in effect as of the Effective Date; provided, however, that this Agreement shall not in any manner restrict the Company in its employment relationship with the Employee prior to the occurrence of a Change of Control, including revising such duties, responsibilities or compensation from time to time.

            (b) At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, this Agreement shall not entitle the Employee to any payment, benefit, damage, award or compensation other than as specifically provided by this Agreement.

         2. TERMINATION FOLLOWING A CHANGE OF CONTROL. If the Employee's employment with the Company terminates as a result of the Involuntary Termination of the Employee within twelve (12) months immediately following a Change of Control, then, subject to SECTIONS 4, 5 AND 6 hereof,

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fifty percent (50%) of the number of all stock options and restricted stock owned beneficially by the Employee and which are, in the case of stock options, unvested and, in the case of restricted stock, subject to a repurchase option as of the Termination Date shall become vested (and immediately exercisable) and any such repurchase option shall cease to apply to such restricted stock.

         3. VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive any accelerated vesting (as may be provided by SECTION 2 hereof) or other benefit from the Company pursuant to this Agreement.

         4. DISABILITY; DEATH. If the Company terminates the Employee's employment as a result of the Employee's Disability, or the Employee's employment with the Company is terminated due to the death of the Employee, then the Employee shall not be entitled to receive any accelerated vesting (as may be provided by SECTION 2) or other benefit from the Company.

         5. LIMITATION ON PAYMENTS. If the benefits provided for in this Agreement to the Employee (i) constitute a "parachute payment(s)" within the meaning of SECTION 280G of the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) but for this Section, would be subject to the excise tax imposed by SECTION 4999 of the Code, then the Employee's severance benefits under SECTION 2 shall be payable either:

            (a) in full; or

            (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under SECTION 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by SECTION 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under SECTION 2 hereof, notwithstanding that all or some portion of such severance benefits may be taxable under SECTION 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this SECTION 5 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
SECTION 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of SECTIONS 280G AND 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this SECTION 5.

         6. CERTAIN BUSINESS COMBINATIONS. If the Board determines, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of any provision of this Agreement would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise determines to


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approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such provision of this Agreement shall be null and void.

         7. DEFINITIONS. The following terms referred to in this Agreement shall have the following meanings:

            (a) "CAUSE" means (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee of the Company and intended to result in substantial personal enrichment of the Employee, (ii) the Employee being convicted of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and
(iv) the repeated failure by the Employee to perform the Employee's assigned duties or responsibilities as an employee of the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties or responsibilities.

            (b) "CHANGE OF CONTROL" means the occurrence of any of the following: (A) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided, however, that sales by the Company of its equity securities shall not constitute a Change of Control; or (B) the effective date of a merger or consolidation of the Company with any other third party, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation, or the effective date of the sale or disposition by the Company of all or substantially all the Company's assets.

            (c) "DISABILITY" means that the Employee, at the time notice has been given, has been unable to perform his assigned duties or responsibilities as an employee of the Company for a period of 26 consecutive weeks as the result of his incapacity due to physical or mental illness. If the Employee resumes the performance of substantially all of his assigned duties or responsibilities before the termination of his employment for the purposes of this Agreement becomes effective, the notice of termination shall automatically be deemed to have been revoked. This Agreement shall not confer any benefit to the Employee and no compensation or benefits will be paid or provided to the Employee under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Employee's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

            (d) "INVOLUNTARY TERMINATION" means any of the following not undertaken for Cause (i) without the Employee's express written consent, a significant reduction of the Employee's


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duties, position or responsibilities, or the removal of the Employee from such position and responsibilities, unless the Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Employee, if Vice President, Human Resources of the Company immediately prior to a Change of Control, remains as such following a Change of Control and is not made the Vice President, Human Resources of the acquiring corporation or a division thereof) shall not constitute an "Involuntary Termination;" (ii) without the Employee's express written consent, a substantial reduction, without a good business reason, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a significant reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; and (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than 50 miles from the Employee's then present location.

            (e) "TERMINATION DATE" means the date on which either party delivers to the other a notice of termination of the Employee's employment with the Company.

         8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon the Employee and his heirs, executors, administrators and assigns.

         9. NOTICE.

            (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination of the Employee shall be communicated by a notice of termination to the other party hereto given in accordance with this SECTION 9. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination of the Employee shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

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         10. ARBITRATION.

            (a) General. In consideration of Employee's service to the Company and Employee's receipt of the compensation, pay raises and other benefits paid to Employee by the Company, at present and in the future, Employee agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or respecting this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure SECTION 1280 through 1294.2, including SECTION 1283.05 (the "RULES") and pursuant to California law.

            (b) Procedure. Employee agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Employee agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Employee agrees that the arbitrator shall issue a written decision on the merits. Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Employee understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Employee shall pay the first $200.00 of any filing fees associated with any arbitration Employee initiates. Employee agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

            (c) Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company. Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

            (d) Administrative Relief. Employee understands that this Agreement does not prohibit Employee from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Employee from pursuing court action regarding any such claim.

            (e) Voluntary Nature of Agreement. Employee acknowledges and agrees that Employee is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Employee further acknowledges and agrees that Employee has carefully read this Agreement and that Employee has asked any questions needed for Employee to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that


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Employee is waiving Employee's right to a jury trial. Finally, Employee agrees that Employee has been provided an opportunity to seek the advice of an attorney of Employee's choice before signing this Agreement.

         11. MISCELLANEOUS PROVISIONS.

            (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (b) Entire Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

            (c) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

            (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (e) No Assignment of Benefits. The rights of any person to any benefit under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this SECTION (e) shall be void.

            (f) Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

            (g) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

            (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                             GADZOOX NETWORKS, INC.

                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------



EMPLOYEE:
                                     -------------------------------------------
                                     Kristin Ann Strout





                 [Signature page to Change of Control Agreement]